                                    EXHIBIT G

                            SHARE PURCHASE AGREEMENT
                            ------------------------

                  THIS AGREEMENT is made and entered into this 3rd day of April, 1997, by and between CPS CAPITAL, LTD., an Ohio limited liability company ("Buyer"), and DR. AMOS LINENBERG ("Seller").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Seller is the record owner of nine million three hundred eighty eight thousand two hundred and four (8,389,204) outstanding common shares of Sentex Sensing Technology, Inc., a New Jersey corporation (the "Company"), and Seller desires to sell to Buyer and Buyer desires to purchase from Seller two million (2,000,000) of such shares on the terms and subject to the conditions hereinafter stated (such 2,000,000 shares being referred to as the "Seller Shares");

                  WHEREAS, the Seller Shares are being offered and purchased pursuant to Section 6(a) of the Shareholders Agreement, dated March 1, 1996, by and between the Buyer and Seller (the "Shareholders Agreement").

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE
                                -----------------

                  1.1 TRANSFER OF SHARES. Seller hereby sells, assigns, transfers and delivers to Buyer the Seller Shares, which represents two million (2,000,000) common shares of the Company under a stock power duly endorsed with the signature guaranteed in a manner satisfactory to Continental Stock Transfer & Trust Company (the "Transfer Agent"). Except for such limitations imposed by the Shareholders Agreement, Seller has transferred the Seller Shares to Buyer free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever other than statutory restrictions imposed by federal or state securities laws.

                  1.2 PURCHASE PRICE. Buyer hereby pays to Seller by wire transfer or certified check an aggregate purchase price (the "Purchase Price") in an amount equal to One Hundred Fifty Two Thousand Dollars ($152,000).





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                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

                  Buyer hereby represents and warrants to Seller that:

                  2.1 CORPORATE ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite power and authority to enter into this Agreement perform its obligations hereunder and consummate the transactions contemplated hereby.

                  2.2 AUTHORIZATION. All necessary and appropriate action has been taken by Buyer with respect to the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement constitutes valid and binding obligations of Buyer enforceable in accordance with its terms. The consummation of the transaction contemplated by this Agreement does not conflict with any applicable federal, state or local law, rule, regulation, writ, decree or order to which Buyer is subject, nor does it conflict with or violate any term, provision or covenant of any mortgage, indenture, contract, agreement, instrument or judgment applicable to Buyer.

                  2.3 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with Buyer's execution and delivery of this Agreement or its performance of the terms hereof.

                  2.4 INVESTMENT INTENT. Buyer is acquiring the Seller Shares for the purpose of investment only and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act of 1933, as amended.

                  2.5 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         3.1      Authority.
                  ----------

                  (a) This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy,

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insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies).

                  (b) The consummation of the transaction contemplated by this Agreement does not conflict with any applicable federal, state or local law, rule, regulation, writ, decree or order to which Seller is subject, nor does it conflict with or violate any term, provision or covenant of any mortgage, indenture, contract, agreement, instrument or judgment applicable to Seller.

                  3.2 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. No consent, approval, authorization or waiver of, or declaration, filing or registration with, or notification to, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby.

                  3.3 SELLER SHARES. Except as otherwise limited by the Shareholders Agreement, Seller is the lawful owner of all the Seller Shares and has full legal and equitable title to such shares and the absolute right to sell, assign, transfer and deliver the same to Buyer, free and clear of all liens, charges, pledges, encumbrances, options and rights of first refusal. Consummation of the purchase and sale provided for in this except as otherwise limited by the Shareholders Agreement, Seller has delivered to Buyer full legal and equitable title to all the Seller Shares, free and clear of all liens, charges, pledges, encumbrances, options and rights of first refusal and such shares are fully paid and nonassessable.

                  3.4 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

                  4.1 SECURITIES FILINGS. Buyer and Seller shall each file at its or his own expense, all reports and forms required by the Securities and Exchange Commission, including without limitations and Form 4s or 5s and amendments to Schedule 13D.

                  4.2 Buyer shall forward Seller's stock certificate, together with the stock powers deliver herewith to the Transfer Agent for issuance to Buyer and Seller of new certificates with all appropriate legends affixed thereto.

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                                    ARTICLE V

                                 INDEMNIFICATION
                                 ---------------

         5.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements of Buyer or Seller in this Agreement shall survive without limitation.

        5.2 INDEMNIFICATION.

                  (a) Seller hereby covenants and agrees to indemnify and hold harmless Buyer from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, reasonable costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting from, imposed on or incurred or suffered by Buyer, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Seller in this Agreement or any facts or circumstances constituting such an inaccuracy, breach or nonfulfillment (collectively "Indemnifiable Claims" when used in the context of Buyer as the party seeking indemnification (the "Indemnified Party").

                  (b) Buyer hereby covenants and agrees to indemnify and hold harmless Seller from and against any and all Damages asserted against, resulting from, imposed on or incurred or suffered by Seller, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement or any facts or circumstances constituting such an inaccuracy, breach or nonfulfillment (collectively, "Indemnifiable Claims" when used in the context of Seller as the Indemnified Party).

                  Notwithstanding anything in this Agreement to the contrary, Buyer's sole remedy (both at law and equity) for Damages shall be indemnification by Seller as set forth in Section 5.2(a) and Buyer hereby waives its right to pursue any other remedy at law or in equity. Notwithstanding anything in this Agreement to the contrary, Seller's sole remedy (both at law and equity) for Damages shall be indemnification by Buyer as set forth in
Section 5.2(b) and Seller hereby waives all right to pursue any other remedy at law or in equity.

                  5.3 PROCEDURE FOR INDEMNIFICATION. In the event that the Indemnified Party asserts the existence of a claim giving rise to Damages (excluding claims resulting from the assertion of liability), it shall give written notice to the Indemnifying Party specifying the nature and amount of the claim asserted. If the Indemnifying Party, within 30 days after

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receipt of such notice from the Indemnified Party, shall not give written notice to the Indemnified Party announcing its intent to contest such assertion of the Indemnified Party, such assertion by the Indemnified Party shall be deemed accepted and agreed to by the party who is to be indemnified (the "Indemnifying Party"). In the event, however, that the Indemnifying Party contests the assertion of a claim by giving such written notice to the Indemnified Party within said period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within 30 days after the date of such notice from the Indemnifying Party either party may commence legal proceedings to resolve the dispute.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  6.1 NOTICE. All notices, requests, demands and other communications required or permitted under this Agreement, including, without limitation, all notices required pursuant to Article VIII of this Agreement, shall be deemed to have been duly given and made if in writing and served either by personal delivery (which shall include delivery by Federal Express or similar services) to the party for whom it is intended or by being deposited postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail (in which case it will be deemed delivered five days after being so mailed), bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by such party:

                  If to Seller:     Amos Linenberg
                                    Sentex Systems, Inc.
                                    553 Broad Avenue
                                    Ridgefield, NJ 07657

                  If to Buyer:      CPS Capital, Ltd.
                                    1801 East Ninth Street
                                    Cleveland, OH 44114

                  With a copy to:   William M. Toomajian
                                    Baker & Hostetler LLP
                                    3200 National City Center
                                    1900 East 9th Street
                                    Cleveland, OH 44114-3485

                  6.2 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understanding relative to said subject matter.

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                  6.3 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its legal representatives, successors and assigns, and Seller, his legal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other party.

                  6.4 NO THIRD PARTY BENEFICIARIES. Subject to Section 9.3 hereof, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

                  6.5 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  6.6 CAPTIONS. The article and section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

                  6.7 EXPENSES AND TRANSACTIONS. Each of Seller and Buyer covenants and agrees that it shall be responsible for and shall pay all of its respective costs and expenses heretofore or hereafter paid or incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal and accounting fees, except that the Company may pay any fees associated with the issuing of certificates or any opinions required by the Transfer Agent.

                  6.8 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

                  6.9 OTHER AND FURTHER COVENANTS. The parties shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement, and shall assist and cooperate with each other in connection with these activities.

                  6.10 GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

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                  6.11 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New Jersey (without regard to principles of conflicts of laws). The federal and state courts of Bergen County, New Jersey shall have exclusive jurisdiction with respect to any dispute relating to such agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                                 CPS CAPITAL, LTD.

                                                 By: /s/ Robert S. Kendall
                                                    ---------------------------
                                                         Robert S. Kendall
                                                         Chairman and President


                                                     /s/ Amos Linenberg
                                                    ---------------------------
                                                         Amos Linenberg

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